EXHIBIT 99.1
FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Reports Financial Results for
Fiscal 2011 Third Quarter
- - -

New York, New York – June 14, 2011 —Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) today announced financial results for its fiscal 2011 third quarter and nine months ended April 30, 2011.

Thomas Lynch, the Company’s Chairman and Chief Executive Officer, stated, “While we are disappointed by the fiscal third quarter results, our outlook for fiscal 2012 is positive.  Inventory is approaching appropriate levels, and we remain focused on our ongoing operating initiatives that will help us grow in the long term. Most recently, we strategically reorganized our merchandising and design team to strengthen our core retail operations and to provide our customers with more trend-right fashions. We are beginning to see the impact of these efforts in the current quarter. We are also continuing to explore licensing opportunities, both domestically and internationally.”

Fiscal 2011 Third Quarter Compared to Fiscal 2010 Third Quarter:
•	Net loss applicable to common shareholders was $387,000 or $(0.01) per diluted share, compared to net income of $218,000 or $0.01 per diluted share.
o	Net loss from continuing operations was $367,000, compared to net income of $958,000.
o	Net loss from discontinued operations, net of tax, decreased to $20,000 from $608,000.
•
Adjusted EBITDA from continuing operations was $953,000 compared to $2,550,000.  A reconciliation of GAAP results to Adjusted EBITDA from continuing operations, a non-GAAP measurement, is provided in the accompanying table.

•	Net sales decreased 11.6% to $32,599,000 from $36,883,000.
o	Total store sales decreased 12.7% to $19,610,000 while comparable store sales decreased 10.1%.
o	Direct sales (catalog and website operations) decreased 12.1% to $10,526,000.
o	Licensing revenue was $582,000 or 1.8% of total revenue.
o	Other revenue, consisting of shipping revenue and commissions earned on direct sell-through programs, decreased 23.3% to $1,881,000.
•	Gross margin, as a percentage of net sales, decreased to 38.3% from 41.5%.
•	Selling, general and administrative expenses decreased by 10.0% to $12,485,000, or 38.3% of sales, from $13,874,000 or 37.6% of sales.

Fiscal Nine Months Ended April 30, 2011 Compared to Fiscal Nine Months Ended April 24, 2010:
•	Net loss applicable to common shareholders was $4,871,000, or ($0.13) per diluted share, compared to a net loss of $9,097,000, or ($0.34) per diluted share.
o	Net loss from continuing operations decreased to $3,458,000 from $3,950,000.
o	Net loss from discontinued operations, net of tax, decreased to $1,413,000 from $4,754,000.
•
Adjusted EBITDA from continuing operations was $755,000 compared to $1,187,000.  A reconciliation of GAAP results to Adjusted EBITDA from continuing operations, a non-GAAP measurement, is provided in the accompanying table.

•	Net sales decreased 10.4% to $93,798,000 from $104,740,000.
o	Total store sales decreased 14.2% to $56,287,000 while comparable store sales decreased 11.4%.
o	Direct sales (catalog and website operations) decreased 2.7% to 31,799,000.
o	Licensing revenue was $619,000 or 0.7% of total revenue.
o	Other revenue decreased 21.4% to $5,093,000.
•	Gross margin, as a percentage of net sales, decreased to 37.7% from 37.9%.
•	Selling, general and administrative expenses decreased by 10.8% to $37,677,000, or 40.2% of sales, from $42,228,000 or 40.3% of sales.

Non-GAAP Financial Measures
For purposes of evaluating our continuing operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net income/(loss) from continuing operations appearing on the statement of operations plus depreciation and amortization, interest, income tax expense and non-cash stock compensation expense.  Adjusted EBITDA from continuing operations is used by management to evaluate the operating performance of the Company’s business for comparable periods.  Adjusted EBITDA from continuing operations should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA from continuing operations is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA from continuing operations excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and

•
other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

	Three Months Ended		Nine Months Ended
(in thousands)	April 30, 2011	April 24, 2010	April 30, 2011	April 24, 2010
Net income (loss) from continuing operations	$(367)	$958	$(3,458)	$(3,950)
Depreciation and amortization	761	1,017	2,372	3,181
Interest	361	447	1,104	1,397
Income tax expense	20	19	60	58
Stock compensation expense	178	109	677	501
Adjusted EBITDA from continuing operations	$953	$2,550	$755	$1,187

Forward Looking Statement
Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; foreign government regulations and risks of doing business abroad; and the other risks that are described from time to time in Frederick’s of Hollywood Group Inc.’s SEC reports.  Frederick’s of Hollywood Group Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.
Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s intimate apparel, swimwear and related products under its proprietary Frederick’s of Hollywood® brand through 124 specialty retail stores, a world-famous catalog and an online shop at http://www.fredericks.com/.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood, the Hollywood Exxtreme Cleavage® bra and Hollywood Sizzle Pool Party Swim™, Frederick’s of Hollywood is the Original Sex Symbol®.

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:
Frederick’s of Hollywood Group Inc.
Thomas Rende, CFO
(212) 779-8300

Investor Contacts:
Todd Fromer / Garth Russell
KCSA Strategic Communications
212-896-1215 / 212-896-1250
tfromer@kcsa.com / grussell@kcsa.com

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	April 30,	July 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$321	$536
Restricted cash	-	4,660
Accounts receivable	1,031	1,127
Income tax receivable	85	127
Merchandise inventories	13,121	10,951
Prepaid expenses and other current assets	1,588	2,298
Deferred income tax assets	333	875
Current assets of discontinued operations	-	4,185
Total current assets	16,479	24,759
PROPERTY AND EQUIPMENT, Net	11,571	13,861
INTANGIBLE AND OTHER ASSETS	18,779	19,392
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	-	960
TOTAL ASSETS	$46,829	$58,972

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving credit facility	$3,711	$3,269
Accounts payable and other accrued expenses	13,934	20,198
Deferred revenue from gift cards	1,958	1,781
Current liabilities of discontinued operations	283	2,041
Total current liabilities	19,886	27,289

DEFERRED RENT AND TENANT ALLOWANCES	4,836	4,926
TERM LOAN	7,321	7,002
OTHER	20	70
DEFERRED INCOME TAX LIABILITIES	7,569	8,377
TOTAL LIABILITIES	39,632	47,664
SHAREHOLDERS’ EQUITY	7,197	11,308
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,829	$58,972

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	April 30,	April 24,	April 30,	April 24,
	2011	2010	2011	2010

Net sales	$32,599	$36,883	$93,798	$104,740
Cost of goods sold, buying and occupancy	20,100	21,585	58,415	65,007
Gross profit	12,499	15,298	35,383	39,733
Selling, general and administrative expenses	12,485	13,874	37,677	42,228
Operating income (loss)	14	1,424	(2,294)	(2,495)
Interest expense, net	361	447	1,104	1,397
Income (loss) from continuing operations before income tax provision	(347)	977	(3,398)	(3,892)
Income tax provision	20	19	60	58
Net income (loss) from continuing operations	(367)	958	(3,458)	(3,950)
Net loss from discontinued operations	(20)	(608)	(1,413)	(4,754)
Net income (loss)	(387)	350	(4,871)	(8,704)
Less: Preferred stock dividends	-	132	-	393
Net income (loss) applicable to common shareholders	$(387)	$218	$(4,871)	$(9,097)

Basic and diluted net income (loss) per share from continuing operations	$(.01)	$.03	$(.09)	$(.16)
Basic and diluted net loss per share from discontinued operations	-	(.02)	(.04)	(.18)
Total basic and diluted net income (loss) per share applicable to common shareholders	$(.01)	$.01	$(.13)	$(.34)

Weighted average shares outstanding – basic	38,627	27,642	38,476	26,820
Weighted average shares outstanding – diluted	38,627	27,835	38,476	26,820